                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES


                                                                  Three months ended
                                                                       August 31,
                                                                 1996              1995
                                                                 ----              ----
                                                             (In thousands except per share)
AVERAGE SHARES OUTSTANDING
         Primary:
           Average shares outstanding                           28,563            29,680
           Stock options - treasury stock method
             using average market prices                           341               123
                                                                ------            ------
                     TOTALS                                     28,904            29,803
                                                                ======            ======

         Fully diluted:
           Average shares outstanding                           28,563            29,680
           Stock options - treasury stock method
             using end of quarter market
             price if higher than average                          342               158
                                                                ------            ------
                     TOTALS                                     28,905            29,838
                                                                ======            ======


INCOME APPLICABLE TO COMMON STOCK
         Primary and fully diluted:
           Net income                                           $8,314            $6,428
         Add:
          Pre-September 1990 contingent
             price amortization                                     58                58
                                                                ------            ------
                                                                $8,372            $6,486
                                                                ======            ======
PER SHARE
   Net income per common share:

    Primary                                                     $  .29            $  .22
                                                                ======            ======

    Fully diluted                                               $  .29            $  .22
                                                                ======            ======



                                      13